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                                                                     Exhibit 5.4
    TORY'S LLP                              237 Park Avenue
------------------                          New York, New York
NEW YORK   TORONTO                          10017.3142

                                            TEL 212.880.6000
                                            FAX 212.682.0200

                                            www.torys.com


                                            December 13, 2004


Paramount Resources Ltd.
4700 Bankers Hall West
888-3rd Street S.W.
Calgary, Alberta  T2P 5C3
Canada


Ladies and Gentlemen:

          RE:   PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

          We hereby consent to the reference to our firm name under the heading "Legal Matters" in the prospectus filed as part of the registration statement on Form F-10 relating to the offering of US$50,000,000 of debt securities by Paramount Resources Ltd. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                                  Sincerely,

                                                  /s/ Torys LLP